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                                                                 EXHIBIT (23)(A)





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 and Form N-4 for Variable Annuity Account Two-T of Anchor National Life Insurance Company, of our report dated November 9, 1994 relating to the consolidated financial statements of Anchor National Life Insurance Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus. In addition, we consent to the reference to us under the heading "Financial Statements" in the Statement of Additional Information.




PRICE WATERHOUSE LLP
Los Angeles, California
November 6, 1995